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Exhibit 23.3

CONSENT

    We have issued our report dated February 22, 2001 (except for Note P, as to which the date is July 6, 2001), accompanying the consolidated financial statements of First Charter Bank, N.A. and Subsidiary contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP (manually)

Los Angeles, California
July 20, 2001

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Exhibit 23.3
CONSENT